Press Release
Spirit Realty Capital, Inc. Announces
Second Quarter 2018 Financial and Operating Results
- Successfully completed the Spin-Off of Spirit MTA REIT -
- Over 8 million shares ($63.9 million) of common stock repurchased in the second quarter -
Dallas, TX - August 7, 2018 - Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net-lease real estate investment trust ("REIT") that primarily invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the second quarter ended June 30, 2018.
SECOND QUARTER 2018 HIGHLIGHTS

•
Generated Net Income from Continuing Operations of $0.05 versus $0.01 per share, FFO of $0.16 versus $0.18 per share and AFFO of $0.20 versus $0.21 per share, in each case, compared to same quarter in 2017.

•	Real estate portfolio occupancy was 99.6% as of June 30, 2018.

•	Repurchased 8.1 million shares of outstanding common stock, prior to the Spin-Off of Spirit MTA REIT, at a weighted average price of $7.93.

•	Spirit's corporate liquidity was $882.8 million as of June 30, 2018, including availability under its unsecured line of credit, term loan and cash available for investment.

•
On May 31, 2018, successfully completed the previously announced Spin-Off of Spirit MTA REIT ("SMTA") with the distribution of one share of SMTA common stock for every ten shares of Spirit common stock to all of Spirit's stockholders of record as of May 18, 2018.

CEO COMMENTS
“We are very pleased with our second quarter results and activity, having successfully completed our Spin-Off transaction, which we believe has created meaningful value for investors and significantly improved Spirit’s operating and balance sheet metrics. Spirit now has a portfolio that is 99.6% occupied, with a top 10 tenancy that comprises just 25.5% of contractual rent and an unencumbered asset base that represents approximately 80% of total real estate investments,” stated Jackson Hsieh, President and Chief Executive Officer of Spirit. “We are also excited about the acquisitions pipeline we are building for Spirit as we seek to prudently deploy our well-funded balance sheet toward targeted acquisitions that fit within our heat map strategy. In fact, we have $285 million of acquisitions either under contract or letter of intent. As we look ahead, we believe Spirit offers an attractive combination of stable income and potential earnings growth.”

FINANCIAL RESULTS
Total revenues from continuing operations for the three months ended June 30, 2018 were $102.5 million compared to $108.7 million for the same period last year. Total revenues for the six months ended June 30, 2018 were $206.0 million compared to $215.2 million for the same period last year.
Net income attributable to common stockholders was $14.6 million, or $0.03 per diluted share for the three months ended June 30, 2018, compared to $23.2 million, or $0.05 per diluted share, for the same period last year. Net income attributable to common stockholders was $42.7 million, or $0.10 per diluted share for the six months ended June 30, 2018, compared to $36.0 million, or $0.07 per diluted share, for the same period last year.
FFO per diluted share was $0.16 and $0.18 for the three months ended June 30, 2018 and 2017, respectively. FFO per diluted share was $0.40 and $0.38 for the six months ended June 30, 2018 and 2017, respectively.
AFFO was $87.1 million for the three months ended June 30, 2018, compared to $99.1 million for the same period last year. AFFO per diluted share was $0.20 for the three months ended June 30, 2018, compared to $0.21 for the same period last year. AFFO was $182.4 million for the six months ended June 30, 2018, compared to $197.2 million for the same period last year. AFFO per diluted share was $0.42 for the six months ended June 30, 2018, compared to $0.41 for the same period last year.
The Board of Directors declared a quarterly cash dividend of $0.18 per share. The quarterly dividend was paid on July 13, 2018 to stockholders of record as of June 30, 2018.
SECOND QUARTER PORTFOLIO HIGHLIGHTS
During the three months ended June 30, 2018, Spirit invested $15.2 million to acquire four properties and invested $10.8 million in revenue producing capital expenditures related to an additional 25 properties. The acquisitions included two transactions that earn an initial weighted-average cash yield of approximately 8.34% and have an average lease term of 13.5 years. The four newly acquired properties were subsequently transferred to SMTA in conjunction with the Spin-Off. Approximately $1.5 million of the revenue producing capital expenditures were invested in seven properties that were also subsequently transferred to SMTA.
The Company disposed of 11 properties for $29.2 million in gross proceeds, including the sale of five income producing properties for $7.2 million with a weighted average capitalization rate of 7.88%. Two of the remaining properties were transferred to CMBS lenders, resulting in the resolution of $22.4 million in secured debt. Included in the disposals were three properties from the SMTA portfolios, disposed of prior to the Spin-Off, with gross proceeds of $4.7 million and a weighted average capitalization rate of 7.84%.
As of June 30, 2018, Spirit's diversified real estate portfolio, comprised of 1,458 owned properties, was 99.6% occupied with a weighted average remaining lease term of 9.6 years.
FIRST HALF PORTFOLIO HIGHLIGHTS
During the six months ended June 30, 2018, Spirit invested $17.8 million to acquire five properties and invested $18.1 million in revenue producing capital expenditures related to an additional 52 properties. The acquisitions included three transactions which earn an initial weighted-average cash yield of approximately 8.69% and have an average lease term of 13.8 years. Four of the newly acquired properties were subsequently transferred to SMTA in conjunction with the Spin-Off. Approximately $1.7 million of the revenue producing capital expenditures were invested in nine properties that were also subsequently transferred to SMTA.
The Company disposed of 40 properties for $66.9 million in gross proceeds, including the sale of 30 income producing properties for $35.4 million with a weighted average capitalization rate of 11.38%. Six of the remaining properties were transferred to CMBS lenders, resulting in the resolution of $56.0 million in secured debt. Included in the disposals were 22 properties from the SMTA portfolios, disposed of prior to the Spin-Off, with gross proceeds of $24.5 million and a weighted average capitalization rate of 13.23%.
In January 2018, Spirit funded a $35.0 million, B-1 term loan to Shopko as part of a syndicated loan and security agreement. The loan bears interest at 12.0% per annum and matures in June of 2020. The loan is secured by Shopko's assets collateralizing their $784.0 million asset-back lending facility. The loan was subsequently contributed to SMTA in conjunction with the Spin-Off.
BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	Retired the full $123.1 million of Master Trust 2013 Series 2013-1 Class A notes on May 21, 2018. No make-whole payment was associated with the redemption of these notes.

•	Unencumbered Assets totaled $3.9 billion as of June 30, 2018, representing approximately 80% of Spirit's total real estate investments.

•	As of August 6, 2018, Spirit had approximately $25.6 million in cash and cash equivalents and $800 million of available borrowing capacity under its unsecured line of credit.

•	As of August 6, 2018, Spirit had additional funds available for acquisitions of approximately $7.4 million in its 1031 Exchange and Spirit Master Trust Program release accounts.

•	As of August 6, 2018, our outstanding common share count is 428,566,702.
Definitions for non-GAAP measures can be found in the supplemental financial and operating report posted on Spirit's website along with this release. A reconciliation of FFO and AFFO to net income attributable to common stockholders is included in this document.
SHARE REPURCHASE PROGRAM
In August 2017, Spirit's Board of Directors authorized a share repurchase program (the "2017 Share Repurchase Program"), under which the Company could repurchase up to $250.0 million of its outstanding common stock. In the second quarter, and prior to the SMTA Spin-Off, the Company repurchased 8.1 million shares of its outstanding common stock at a weighted average price of $7.93 per share. As of May 31, 2018, the Company has fully utilized the authorized capacity under the 2017 Share Repurchase Program, having purchased 30.7 million shares of its common stock at a weighted average price of $8.14.
On May 1, 2018, Spirit's Board of Directors authorized a new share repurchase program, under which the Company may repurchase up to $250.0 million of its outstanding common stock. No shares have been repurchased under this new program.
2018 GUIDANCE
The Company is updating its previously stated full-year guidance for Spirit as a stand-alone entity, pro-forma for the expected distribution of SMTA, as if the distribution had been effected as of January 1, 2018, and is introducing full-year AFFO per share guidance for Spirit, inclusive of its ownership in SMTA from January 1 through May 31, 2018:

•	AFFO of $0.75 to $0.76 per share (excluding severance charges),

•	Pro-forma AFFO of $0.67 to $0.68 per share (excluding severance charges),

•	Capital deployment of $450.0 million to $550.0 million (comprising acquisitions, revenue producing capital expenditures and stock repurchases),

•	Asset dispositions of $50.0 million to $100.0 million, and

•	Adjusted Debt to Adjusted EBITDAre of 5.2x to 5.4x.

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains on debt extinguishment, impairments and other items that are outside the control of the Company.
EARNINGS WEBCAST AND CONFERENCE CALL TIME
The Company's second quarter 2018 earnings conference call is scheduled for Wednesday, August 8, 2018 at 9:00 a.m. Eastern Time. Interested parties can listen to the call via the following:

Internet:
The webcast link, as well as the dial-in information and other pertinent details relating to the earnings conference call can be located on the investor relations page of the Company's website at www.spiritrealty.com.

Phone:	(888) 349-0136 (Domestic) / (412) 542-4152 (International) / (855) 669-9657 (Canada)
No access code required.

Replay:	Available through August 22, 2018 with access code 10122401
(877) 344-7529 (Domestic) / (412) 317-0088 (International) / (855) 669-9658 (Canada)
SUPPLEMENTAL PACKAGE
A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.
ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties providing superior risk adjusted returns and steady dividend growth for our stockholders.
As of June 30, 2018, our diversified portfolio was comprised of 1,512 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 27.7 million square feet, are leased to approximately 250 tenants across 49 states and 32 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1403
InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties of the impact of the Spin-Off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rentals	$95,599	$102,918	$193,238	$204,299
Interest income on loans receivable	294	754	1,289	1,527
Earned income from direct financing leases	465	518	930	1,130
Tenant reimbursement income	2,637	4,172	6,505	7,652
Related party fee income	2,219	—	2,219	—
Other income	1,245	308	1,817	559
Total revenues	102,459	108,670	205,998	215,167
Expenses:
General and administrative	13,520	21,868	28,810	34,044
Property costs (including reimbursable)	4,806	7,780	10,357	14,013
Real estate acquisition costs	70	414	117	674
Interest	23,548	28,051	46,601	55,857
Depreciation and amortization	39,942	43,441	80,636	87,316
Impairments	1,478	10,074	4,975	37,957
Total expenses	83,364	111,628	171,496	229,861
Income (loss) from continuing operations before other income and income tax expense	19,095	(2,958)	34,502	(14,694)
Other income:
Gain (loss) on debt extinguishment	5,509	7	27,092	(23)
(Loss) gain on disposition of assets	(860)	6,884	391	11,897
Preferred dividend income from SMTA	1,250	—	1,250	—
Total other income	5,899	6,891	28,733	11,874
Income (loss) from continuing operations before income tax expense	24,994	3,933	63,235	(2,820)
Income tax expense	(177)	(160)	(340)	(277)
Income (loss) from continuing operations	24,817	3,773	62,895	(3,097)
(Loss) income from discontinued operations	(7,653)	19,433	(15,013)	39,132
Net income and total comprehensive income	17,164	23,206	47,882	36,035
Dividends paid to preferred stockholders	(2,588)	—	(5,176)	—
Net income attributable to common stockholders	$14,576	$23,206	$42,706	$36,035
Net income (loss) per share attributable to common stockholders - diluted
Continuing operations	$0.05	$0.01	$0.13	$(0.01)
Discontinued operations	(0.02)	0.04	(0.03)	0.08
Net income per share attributable to common stockholders - diluted	$0.03	$0.05	$0.10	$0.07
Weighted average shares of common stock outstanding:
Basic	428,134,240	479,102,268	436,458,588	480,845,051
Diluted	429,018,934	479,102,268	437,016,151	480,845,051

SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Investments:
Real estate investments:
Land and improvements	$1,586,288	$1,598,355
Buildings and improvements	2,971,052	2,989,451
Total real estate investments	4,557,340	4,587,806
Less: accumulated depreciation	(560,600)	(503,568)
	3,996,740	4,084,238
Loans receivable, net	55,438	78,466
Intangible lease assets, net	287,607	306,252
Real estate assets under direct financing leases, net	24,828	24,865
Real estate assets held for sale, net	18,825	20,469
Net investments	4,383,438	4,514,290
Cash and cash equivalents	9,289	8,792
Deferred costs and other assets, net	107,273	121,949
Investment in Master Trust 2014	33,581	—
Preferred equity investment in Spirit MTA REIT	150,000	—
Goodwill	225,600	225,600
Assets related to SMTA Spin-Off	—	2,392,880
Total assets	$4,909,181	$7,263,511
Liabilities and stockholders’ equity
Liabilities:
Revolving Credit Facility	$346,500	$112,000
Term Loan, net	—	—
Senior Unsecured Notes, net	295,542	295,321
Mortgages and notes payable, net	467,334	589,644
Convertible Notes, net	722,756	715,881
Total debt, net	1,832,132	1,712,846
Intangible lease liabilities, net	125,905	130,574
Accounts payable, accrued expenses and other liabilities	121,858	131,642
Liabilities related to SMTA Spin-Off	—	1,968,840
Total liabilities	2,079,895	3,943,902
Commitments and contingencies
Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both June 30, 2018 and December 31, 2017	166,193	166,193
Common stock, $0.01 par value, 750,000,000 shares authorized: 428,570,110 and 448,868,269 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	4,286	4,489
Capital in excess of common stock par value	4,986,719	5,193,631
Accumulated deficit	(2,327,912)	(2,044,704)
Total stockholders’ equity	2,829,286	3,319,609
Total liabilities and stockholders’ equity	$4,909,181	$7,263,511

SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
FFO and AFFO

	Month Ended June 30, 2018(1)	Three Months Ended June 30,		Six Months Ended June 30,
		2018	2017	2018	2017
Net income attributable to common stockholders	$2,558	$14,576	$23,206	$42,706	$36,035
Add/(less):
Portfolio depreciation and amortization	13,284	53,838	64,081	115,814	128,936
Portfolio impairments	1,476	1,349	15,996	15,918	50,372
Realized losses (gains) on sales of real estate	1,018	(722)	(15,273)	(117)	(31,490)
Total adjustments to net income	15,778	54,465	64,804	131,615	147,818
FFO attributable to common stockholders	$18,336	$69,041	$88,010	$174,321	$183,853
Add/(less):
(Gain) loss on debt extinguishment	—	(5,401)	(8)	(26,729)	22
Real estate acquisition costs	23	408	424	456	577
Transaction costs	2,676	16,033	485	19,965	485
Non-cash interest expense	1,500	6,263	5,665	13,804	11,127
Accrued interest and fees on defaulted loans	98	295	899	851	1,573
Straight-line rent, net of related bad debt expense	(1,172)	(4,187)	(4,763)	(8,644)	(10,209)
Other amortization and non-cash charges	(282)	(89)	(760)	(694)	(1,705)
Non-cash compensation expense	2,617	4,739	9,194	9,105	11,438
Total adjustments to FFO	5,460	18,061	11,136	8,114	13,308
AFFO attributable to common stockholders	$23,796	$87,102	$99,146	$182,435	$197,161
Dividends declared to common stockholders	N/A	$77,143	$82,422	$155,724	$169,544
Dividends declared as a percent of AFFO	N/A	89%	83%	85%	86%
Net income per share of common stock
Basic (2)	$0.01	$0.03	$0.05	$0.10	$0.07
Diluted (2)	$0.01	$0.03	$0.05	$0.10	$0.07
FFO per diluted share of common stock (2)	$0.043	$0.16	$0.18	$0.40	$0.38
AFFO per diluted share of common stock (2)	$0.056	$0.20	$0.21	$0.42	$0.41
Weighted average shares of common stock outstanding:
Basic	426,580,417	428,134,240	479,102,268	436,458,588	480,845,051
Diluted	427,465,111	429,018,934	479,102,268	437,016,151	480,845,051
(1) Activity for the month ended June 30, 2018 was extracted from the financial records of the Company. Certain adjustments were made to quarterly entries to reflect stand-alone activities for the month.
(2) For the three months ended June 30, 2018 and 2017, dividends paid to unvested restricted stockholders of $0.3 million and $0.2 million, respectively, and for the six months ended June 30, 2018 and 2017, dividends paid to unvested restricted stockholders of $0.7 million and $0.4 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.